UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND	PIONEER SERIES TRUST V
PIONEER EQUITY INCOME FUND	PIONEER SERIES TRUST VI
PIONEER FUND	PIONEER SERIES TRUST VII
PIONEER HIGH YIELD FUND	PIONEER SERIES TRUST VIII
PIONEER ASSET ALLOCATION TRUST	PIONEER SERIES TRUST X
PIONEER MID CAP VALUE FUND	PIONEER SERIES TRUST XI
PIONEER MONEY MARKET TRUST	PIONEER SERIES TRUST XII
PIONEER SERIES TRUST II	PIONEER SERIES TRUST XIV
PIONEER SERIES TRUST III	PIONEER SHORT TERM INCOME FUND
PIONEER SERIES TRUST IV	PIONEER VARIABLE CONTRACTS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Pioneer Funds Abstention Call Guide (Abstention Call Guide)

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Pioneer Funds.

I apologize for any inconvenience. The reason for my call is to inform you that the Joint Special Meeting of Shareholders is scheduled to take place on March 27, 2025. However, since I assume you are not able to attend the Special Meeting, I just wanted to confirm that you would like to vote Abstain?

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone.

However, your Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Pioneer Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*	Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)